UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2007

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 11, 2007, Digene Corporation ("Digene") filed a complaint for patent infringement against Third Wave Technologies, Inc. ("Third Wave") in the United States District Court for the Western District of Wisconsin. This patent infringement action relates to alleged infringement by Third Wave of Digene’s exclusive license rights to United States Patent No. 5,643,715 (the "’715 Patent") through Third Wave’s actions of making, using, offering for sale, selling and/or importing into the United States diagnostic products for the detection of human papillomavirus.

Digene is seeking, among other remedies (1) a preliminary and permanent injunction preventing further infringement, contributory infringement and inducement of infringement; (2) a declaration that the '715 patent is a valid and enforceable patent infringed by Third Wave; (3) compensatory damages; and (4) a trebling of the compensatory damages pursuant to law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

January 11, 2007	By:	/s/ Vincent J. Napoleon

Name: Vincent J. Napoleon
Title: Senior Vice President, General Counsel & Secretary